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                                                                       Exhibit 5
                                                                       ---------

                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993


January 23, 1997

PLD Telekom, Inc.
166 Pearl Street
Toronto, Ontario
M5H 1L3
CANADA

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to PLD Telekom Inc., an Ontario corporation (the "Company"), in connection with the continuation of the Company as a corporation ("PLD Delaware") under the Delaware General Corporation Law (the "DGCL"), the simultaneous discontinuation of the Company as a corporation under the Business Corporations Act (Ontario) (the "OBCA") (the "Continuance") and the deemed issuance in connection therewith for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Act"), of up to 34,248,534 shares of the common stock, without par value (the "Common Stock"), of PLD Delaware, 405,217 shares of Series II Convertible Preferred Stock, without par value (the "Series II Preferred Stock"), of PLD Delaware and 41,667 shares of Series III Convertible Preferred Stock, without par value (the "Series III Preferred Stock" and, together with the Common Stock and the Series II Preferred Stock, the "Shares") of PLD Delaware, all as described in the Registration Statement on Form S-4 (File No. 333-18713), filed with the Securities and Exchange Commission on December 24, 1996, as amended (the "Registration Statement").

The consummation of the Continuance, and the issuance of the Shares with respect thereto, is contingent upon, among other things, (i) the requisite approval of the Special Resolution (as defined in the Registration Statement) and the Certificate of Incorporation of PLD Delaware (the "Certificate of Incorporation") by the shareholders of the Company in accordance with the OBCA,
(ii) the filing of an application with the Director under the OBCA for authorization to continue (the "OBCA Authorization"), (iii) the filing of the OBCA Authorization, the Certificate of Incorporation and a Certificate of Domestication (the Certificate of Domestication, together with the Certificate of Incorporation, the "Delaware Filings") with the Secretary of State of the State of Delaware and (iv) the filing of a notice of the filing of the Delaware Filings with the Director under the OBCA. This opinion is based upon our review of the Registration Statement and our
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PLD Telekom Inc.
January 23, 1997
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assumption that the Continuance, as described in the Registration Statement, will take place in accordance with the description included therein.

In rendering the opinion set forth below, we have reviewed (i) the Registration Statement, (ii) the Delaware Filings and (iii) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the DGCL.

Based upon the foregoing, we are of the opinion that, when and to the extent (i) the Registration Statement has become effective under the Act, (ii) the shareholders of the Company have approved the Special Resolution and the Certificate of Incorporation in accordance with the OBCA, (iii) the Delaware Filings have been made with the Secretary of State of the State of Delaware and
(iv) the OBCA Authorization and the notice of the Delaware Filings have been filed with the Director under the OBCA, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP